SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

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                                  FORM 8-K

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                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  July 17, 1995

                          CAPITAL INDUSTRIES, INC.
           (Exact name of registrant as specified in its charter)

                                  INDIANA
               (State or other jurisdiction of incorporation)

          0-12450                       35-1359190
     (Commission File Number)      (IRS Employer Identification No.)

                           8900 Keystone Crossing
                                 Suite 1150
                              Indianapolis, IN              46240
                  (Address of principal executive offices)  (Zip Code)

            Registrant's telephone number, including area code:
                               (317) 844-3722
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     Item 2.   Acquisition or Disposition of Assets.

          (a) The registrant has agreed to the sale of substantially all of the assets of its wholly owned subsidiary, Truckpro Parts & Service, Inc., to Haygood Limited Partnership. The purchase price for the assets to be sold thereunder shall consist of cash and the assumption of certain liabilities. The amount of the purchase price shall be determined based primarily upon the August 31, 1995 net book value of the assets to be purchased as adjusted, as set forth in Article II of
               Exhibit 2 hereof.

          (c)  Exhibits.

                    The following exhibits are filed as a part of this
               report:

               Exhibit
               Number    Description                              Page

                  2      Asset Purchase and Sale Agreement          4
                         dated as of July 17, 1995 by and
                         among Capital Industries, Inc.,
                         Truckpro Parts & Service, Inc. and
                         Haygood Limited Partnership.
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                                 SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CAPITAL INDUSTRIES, INC.



     Date:   July  24, 1995        /s/ Phillip A. Gough
                                   -----------------------------------
                                   Phillip A. Gough
                                   (Printed)

                                   Treasurer
                                   (Title)